Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in Registration Statements on Form S-3 (File Nos. 333-153509 and 333-163861) and on Form S-8 (File No. 333-145036) of Dolan Media Company, our report dated January 29, 2010, on our audit of the financial statements of The Detroit Legal News Publishing, LLC, which appears in the Annual Report of Dolan Media Company on Form 10-K for the year ended December 31. 2009.
/s/ Baker Tilly Virchow Krause, LLP
Southfield, Michigan
March 8, 2010